EX-99.23(d)(11)

                        INVESTMENT SUB-ADVISORY AGREEMENT


     This AGREEMENT is effective this 27th day of December 2007, by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and STANDARD & POOR'S INVESTMENT ADVISORY SERVICES, LLC., a Delaware corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, Adviser is the investment manager for the JNL Investors Series Trust (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act");

     WHEREAS, the Adviser represents that it has entered into an Investment Advisory and Management Agreement ("Management Agreement") dated as of November 1, 2005, with the Trust; and

     WHEREAS, Adviser desires to retain Sub-Adviser as Adviser's agent to furnish investment advisory services to the investment portfolios of the Trust listed on Schedule A hereto ("each a Fund").

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. APPOINTMENT. Adviser hereby appoints Sub-Adviser to provide certain sub-investment advisory services to the Funds for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     In the event the Adviser designates one or more funds other than the Funds with respect to which the Adviser wishes to retain the Sub-Adviser to render investment advisory services hereunder, it shall notify the Sub-Adviser in writing. If the Sub-Adviser is willing to render such services, it shall notify the Adviser in writing, whereupon such fund shall become a Fund hereunder, and be subject to this Agreement.

2. DELIVERY OF DOCUMENTS. Adviser has or will furnish Sub-Adviser with copies properly certified or authenticated of each of the following prior to the commencement of the Sub-Adviser's services:

     a) the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of The Commonwealth of Massachusetts on July 28, 2000, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

     b)   the Trust's By-Laws and amendments thereto;

     c)   resolutions  of the Trust's  Board of Trustees  ("Board of  Trustees")
          authorizing   the   appointment  of  Sub-Adviser  and  approving  this
          Agreement;

     d) the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC");

     e) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act") and under the 1940 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the Funds; and

     f) the Trust's most recent prospectus and Statement of Additional Information for the Funds (collectively called the "Prospectus").

     Adviser will furnish the Sub-Adviser with copies of all amendments of or supplements to the foregoing within a reasonable time before they become effective. Any amendments or supplements that impact the management of the Funds will not be deemed effective with respect to the Sub-Adviser until the Sub-Adviser's approval thereof.

3. MANAGEMENT. Subject always to the supervision of the Adviser, who in turn is subject to the supervision of the Board of Trustees, Sub-Adviser will furnish to Adviser an investment program in respect of, and make investment recommendations to Adviser with respect to, all assets of the Funds. Sub-Adviser shall not be responsible for placing any orders for the purchase or sale of securities for the Funds. Adviser has entered into a separate Investment Sub-Advisory Agreement with Mellon Capital Management Corporation ("Mellon") under which Mellon shall place all orders for the purchase and sale of securities, including foreign or domestic securities or other property (including financial futures and options of any type), all on behalf of the Funds. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Funds (as set forth below), and will monitor the Funds' investments, and will comply with the provisions of the Trust's Declaration of Trust and By-Laws, as amended from time to time, and the stated investment objectives, policies and restrictions of the Funds as described in the Investment Objectives attached hereto as Schedule C (which may be amended from time to time). Sub-Adviser and Adviser will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Funds and to consult with each other regarding the investment affairs of the Funds. Sub-Adviser will report to the Board of Trustees and to Adviser with respect to its duties under this Agreement, as requested by the Board of Trustees or the Adviser. Sub-Adviser shall provide advice pursuant to this Agreement in accordance with the diversification provisions of Section 851 the Internal Revenue Code of 1986, as amended ("IRC").

     The Adviser agrees that the Sub-Adviser shall not be liable for any failure to recommend the purchase or sale of any security on behalf of any Fund on the basis of any information which might, in the Sub-Adviser's opinion, constitute a violation of any federal or state laws, rules or regulations.

     If the Fund does not meet such diversification requirements at the close of any quarter by reason of a discrepancy existing immediately after the acquisition of any security or other property which is wholly or partly the result of such acquisition during such quarter the Fund shall not lose its status for such quarter as a regulated investment company if such discrepancy is eliminated within 30 days after the close of such quarter.

     The Sub-Adviser further agrees that it:

     a)   will use the same skill and care in providing such services as it uses
          in  providing   services  to  fiduciary  accounts  for  which  it  has
          investment responsibilities;

     b) will comply with all applicable Rules and Regulations of the SEC in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities, including but not limited to compliance with Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended;

     c) will report regularly to Adviser and to the Board of Trustees as reasonably agreed between the Adviser and Sub-Adviser and will make appropriate persons available for the purpose of reviewing with representatives of Adviser and the Board of Trustees on a regular basis at reasonable times agreed to by the Adviser and Sub-Adviser, the management of the Funds, including, without limitation, review of the general investment strategies of the Funds, the performance of the Funds in relation to the specified benchmarks and will provide various other reports from time to time as reasonably requested by Adviser;

     d) will provide to the Adviser (i) a monthly compliance checklist developed for each Fund by Adviser and Sub-Adviser, and (ii) quarterly reports developed for each Fund by Adviser and Sub-Adviser;

     e) as a service provider to the Funds will cooperate fully with the Chief Compliance Officer of the Trust in the execution of his/her responsibilities to monitor service providers to the Funds under Rule 38a-1 under the 1940 Act;

     f) will retain records related to investment recommendations as required under the Investment Advisers Act of 1940 and will furnish Adviser and the Board of Trustees such periodic and special reports as the Adviser may reasonably request;

     g) will act upon reasonable instructions from Adviser not inconsistent with the fiduciary duties and Investment Objectives hereunder; and

     h) will treat confidentially and as proprietary information of the Trust all such records and other information relative to the Trust maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Trust, PROVIDED, HOWEVER, that notwithstanding the foregoing, Sub-Adviser may disclose such information as required by applicable law, regulation or upon request by a regulator or auditor of Sub-Adviser.

4. CUSTODY OF ASSETS. Sub-Adviser shall at no time have the right to physically possess the assets of the Funds or have the assets registered in its own name or the name of its nominee, nor shall Sub-Adviser in any manner acquire or become possessed of any income, whether in kind or cash, or proceeds, whether in kind or cash, distributable by reason of selling, holding or controlling such assets of the Funds. In accordance with the preceding sentence, Sub-Adviser shall have no responsibility with respect to the collection of income, physical acquisition or the safekeeping of the assets of the Funds. All such duties of collection, physical acquisition and safekeeping shall be the sole obligation of the custodian.

5. BROKERAGE. The Sub-Adviser is not responsible for decisions to buy and sell securities for each Fund, broker-dealer selection, or negotiation of brokerage commission rates.

6. EXPENSES. The Sub-Adviser shall bear all expenses incurred by it in connection with the performance of its services under this Agreement. Each Fund or the Adviser will bear certain other expenses to be incurred in its operation, including, but not limited to, investment advisory fees, and administration fees; fees for necessary professional and brokerage services; costs relating to local administration of securities; and fees for any pricing services. All other expenses not specifically assumed by the Sub-Adviser hereunder or by the Adviser under the Management Agreement are borne by the applicable Fund or the Trust. From time to time, the Sub-Adviser may agree to waive or reduce some or all of the compensation to which it is entitled under this Agreement.

7. BOOKS AND RECORDS. The Sub-Adviser will retain records related to investment recommendations as required under the Investment Advisers Act of 1940. Mellon or Adviser shall maintain all books and records related to the Fund's portfolio transactions. The Adviser shall maintain all books and records not related to the Fund's portfolio transactions.

8. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefore, a sub-advisory fee accrued daily and payable monthly on the average daily net assets in the Funds in accordance with Schedule B hereto.

9. SERVICES TO OTHERS. Adviser understands, and has advised the Board of Trustees, that Sub-Adviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser or sub-investment adviser to other investment companies or accounts. Adviser has no objection to Sub-Adviser acting in such capacities. In addition, Adviser understands, and has advised the Board of Trustees, that the persons employed by Sub-Adviser to assist in Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

10. LIMITATION OF LIABILITY. Sub-Adviser, its officers, directors, employees, agents or affiliates will not be subject to any liability to the Adviser or the Funds or their directors, officers, employees, agents or affiliates for any error of judgment or mistake of law or for any loss suffered by the Funds, any shareholder of the Funds or the Adviser either in connection with the performance of Sub-Adviser's duties under this Agreement or its failure to perform due to events beyond the reasonable control of the Sub-Adviser or its agents, except for a loss resulting from Sub-Adviser's willful misfeasance, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. Sub-Adviser will not be responsible for the acts or omission of Mellon or any other third party. Federal and State securities laws may impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any right which Adviser may have under any applicable laws.

11. INDEMNIFICATION. Adviser and the Sub-Adviser each agree to indemnify the other party (and each such party's affiliates, employees, directors and officers) against any claim, damages, loss or liability (including reasonable attorneys' fees) arising out of any third party claims brought against an indemnified party that are found to constitute willful misfeasance or gross negligence on the part of the indemnifying party. In addition, Adviser agrees to indemnify Sub-Adviser (and its affiliates, employees, directors and officers) against any claim, damages, loss or liability (including reasonable attorneys' fees) arising out of any third party claims brought against Sub-Adviser that are found to constitute willful misfeasance or gross negligence on the part of Mellon.

12. DURATION AND TERMINATION. This Agreement will become effective as to a Fund upon execution or, if later, on the date that initial capital for such Fund is first provided to it and, unless sooner terminated as provided herein, will continue in effect for two years from the date of its execution. Thereafter, if not terminated as to a Fund, this Agreement will continue in effect as to a Fund for successive periods of 12 months, PROVIDED that such continuation is specifically approved at least annually by the Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund, and in either event approved also by a majority of the Trustees of the Trust who are not interested persons of the Trust, or of the Adviser, or of the Sub-Adviser. Notwithstanding the foregoing, this Agreement may be terminated as to a Fund at any time, without the payment of any penalty, on sixty days' written notice by the Trust or Adviser, or on sixty days' written notice by the Sub-Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meaning of such terms as in the 1940 Act.) Section 10 and 11 herein shall survive the termination of this Agreement.

13.  ACKNOWLEDGEMENTS OF ADVISER. Adviser acknowledges and agrees that:

     (a) It is excluded from the definition of a commodity pool operator under CFTC Rule 4.5, and in connection with such exemption has filed a notice of eligibility and will provide the Sub-Adviser with a copy of such notice of eligibility before the execution of this Agreement; and

     (b) The Adviser hereby acknowledges that not less than forty-eight (48) hours before the date it has executed this Agreement, it received from the Sub-Adviser a copy of Part II of Sub-Advisers Form ADV, as required by Rule 204-(3) of the Investment Advisers Act of 1940, as amended.

14. OBLIGATIONS OF ADVISER. The Adviser agrees to provide or complete, as the case may be, the following prior to the commencement of the Sub-Adviser's investment advisory services as specified under this Agreement:

     (a) A list of first tier affiliates and second tier affiliates (i.e., affiliates of affiliates) of the Fund;

     (b) A list of restricted securities for each Fund (including CUSIP, Sedol or other appropriate security identification);

     (c)  A copy of the current compliance procedures for each Fund; and

     (d)  A list of legal and compliance contacts.

     The Adviser also agrees to promptly update the above referenced items in order to ensure their accuracy, completeness and/or effectiveness.

     Adviser will not, refer to or describe Sub-Adviser or any of its affiliates in any documents without obtaining the prior written approval of Sub-Adviser. Adviser shall submit to the Sub-Adviser each such document no less than ten (10) business days prior to any proposed distribution or other use of the document. Adviser agrees to make changes pertaining to Sub-Adviser and its affiliates that Sub-Adviser deems to be reasonable. The Sub-Adviser agrees to respond to any request for approval on a prompt and timely basis. Failure of the Sub-Adviser to respond within ten (10) business days of the request by the Adviser shall relieve the Adviser of the obligation to obtain the prior written approval of the Sub-Adviser. Sub-Adviser's failure to respond within ten (10) business days does not relieve Adviser of any liability it would otherwise have with respect to the documents.

15. CONFIDENTIAL TREATMENT. It is understood that any information or recommendation supplied by, or produced by, Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Adviser and the Trust. Furthermore, except as required by law (including, but not limited to semi-annual, annual or other filings made under the 1940 Act) or as agreed to by the Adviser and Sub-Adviser, the Adviser and Trust will not disclose any list of securities purchased or sold by the Funds for a period of 15 days after month end, or any list of securities held by the Fund for 90 days after month end, in any manner whatsoever except as expressly authorized in this Agreement, and except that the top 10 holdings may be disclosed 15 days after month end. The Adviser and the Trust will disclose portfolio information in accordance with the most recent Disclosure of Portfolio Information Policies and Procedures.

16. ENTIRE AGREEMENT; AMENDMENT OF THIS AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the Funds. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

17. NOTICE. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as designated herein.

     A) TO ADVISER:
        Jackson National Life Insurance Company
        1 Corporate Way
        Lansing, MI 48951
        Attn: Thomas J. Meyer

     B) TO SUB-ADVISER:
        Standard & Poor's Investment Advisory Services, LLC
        55 Water Street
        New York, NY 10041
        Attn: Robert Harris, Chief Compliance Officer

        With a copy to:
        The McGraw-Hill Companies, Inc.
        1221 Avenue of the Americas, 48th Floor
        New York, NY 10020
        Attn: General Counsel

18. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will be binding upon and shall inure to the benefit of the parties hereto.

     The name "JNL Investors Series Trust" and "Trustees of JNL Investors Series Trust" refer respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under, the Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the "JNL Investors Series Trust" entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, Shareholders or representatives or agents of Trust personally, but bind only the assets of Trust, and persons dealing with the Funds must look solely to the assets of Trust belonging to such Fund for the enforcement of any claims against the Trust.

19. REPRESENTATIONS AND WARRANTIES OF THE SUB-ADVISER. The Sub-Adviser hereby represents that this Agreement does not violate any existing agreements between the Sub-Adviser and any other party.

     The Sub-Adviser further represents and warrants that it is a duly registered investment adviser under the Investment Advisers Act of 1940, as amended and has provided to the Adviser a copy of its most recent Form ADV as filed or deemed to be filed with the Securities and Exchange Commission.

     The Sub-Adviser further represents that it has reviewed the post-effective amendment to the Registration Statement for the Funds filed with the Securities and Exchange Commission that contains disclosure about the Sub-Adviser, and represents and warrants that, with respect to the disclosure about the Sub-Adviser or information relating to the Sub-Adviser, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact necessary to make the statements contained therein not misleading.

20. APPLICABLE LAW. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Michigan.

21. COUNTERPART SIGNATURES. This Agreement may be executed in several counterparts, including via facsimile, each of which shall be deemed an original for all purposes, including judicial proof of the terms hereof, and all of which together shall constitute and be deemed one and the same agreement.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Agreement to be executed as of this 27th day of December 2007.


                             JACKSON NATIONAL ASSET MANAGEMENT, LLC


                             By:
                             Name:  MARK D. NERUD
                             Title: PRESIDENT


                             STANDARD & POOR'S INVESTMENT ADVISORY SERVICES, LLC


                             By:
                             Name:
                             Title:

                                   SCHEDULE A
                                DECEMBER 27, 2007
                                     (Funds)

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                         Jackson Perspective S&P 4 Fund
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                                   SCHEDULE B
                                DECEMBER 27, 2007
                                 (Compensation)

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                         JACKSON PERSPECTIVE S&P 4 FUND
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  AVERAGE DAILY NET ASSETS                                    ANNUAL RATE
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  All Assets                                                      0.15%
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